UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2007
CSS Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-920657

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1845 Walnut Street, Philadelphia, PA	19103

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (215) 569-9900
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
On August 2, 2007, the Board of Directors of CSS Industries, Inc. (the “Company”) approved an amendment to certain provisions of the Company’s bylaws, the effect of which is to modify the pre-existing age limitation for service on the Board of Directors of the Company. The amendment became effective on August 2, 2007. As amended, the applicable provisions state as follows:
“No director, other than a director serving as chairman of the board of directors, shall be qualified to stand for re-election or otherwise continue to serve as a member of the board of directors past the date of the Annual Meeting of Stockholders of the corporation occurring in the calendar year in which such director reaches or has reached his or her seventy-fifth birthday. A director serving as chairman of the board shall not be qualified to stand for re-election or otherwise continue to serve as a member of the board of directors past the date of the Annual Meeting of Stockholders of the corporation occurring in the calendar year in which such director reaches or has reached his or her eightieth birthday. ”
Prior to the amendment, the age limitation provisions stated that “no director shall be qualified to stand for re-election or otherwise continue to serve in such office past the date of the Annual Meeting of Stockholders of the corporation occurring in the calendar year in which such director reaches or has reached his or her seventy-fifth birthday.”

Item 9.01	Financial Statements and Exhibits.
The following Exhibit is being filed herewith:

Exhibit No.	Description

3.1	Amendment to Bylaws adopted August 2, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc. (Registrant)

By:	/s/ William G. Kiesling

William G. Kiesling
Vice President - Legal and Human Resources and General Counsel
Date: August 7, 2007

Exhibit Index

Exhibit No.	Description

3.1	Amendment to Bylaws adopted August 2, 2007
4